Exhibit 99.1

Bioventus Reports First Quarter Financial Results
•Raises Full-Year 2024 Financial Guidance Reflecting Enhanced Revenue Growth and Strong Execution of Strategic Priorities
•Accelerated First Quarter Revenue Growth by 8.7%, Organic Growth* by 15.3%
•Gross Margin Expanded 620 bps and Adjusted Gross Margin* 190 bps

DURHAM, NC – May 7, 2024 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or the "Company"), a global leader in innovations for active healing, today reported financial results for the three months ended March 30, 2024.
“We are pleased with the strong start to the year driven by double-digit revenue growth in both Pain Treatments and Surgical Solutions leading to a substantial increase in our profitability,” said Rob Claypoole, Bioventus' President and Chief Executive Officer. "As we look ahead, we remain laser focused on executing on our priorities to accelerate revenue growth, enhance profitability and reduce our leverage. The increase in our financial guidance signals the confidence we have in our ability to build on our momentum throughout 2024 and create further value for our stakeholders.”
First Quarter 2024 Financial Results:
For the first quarter, worldwide revenue totaled $129.5 million, an increase of 8.7% compared to the prior-year period. On an organic* basis, revenue increased 15.3%, driven by growth in Pain Treatments and Surgical Solutions.
The Company also reported a first quarter net loss from continuing operations of $6.0 million, compared to a net loss from continuing operations of $100.0 million in the prior-year period. Adjusted EBITDA* from continuing operations totaled $22.6 million, advancing 33.5%, compared to the prior year total of $17.0 million due to strong revenue growth and increased gross margin.
Loss per share of Class A common stock from continuing operations was $0.07 in the first quarter, compared to a loss of $1.28 in the prior-year period. Non-GAAP earnings per share of Class A common stock from continuing operations* was $0.07 in the first quarter, compared to a loss of $0.26 in the prior-year period.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following table represents net sales by geographic region, and by business, for the three months ended March 30, 2024 and April 1, 2023:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	March 30, 2024	April 1, 2023	$	%	%
U.S.
Pain Treatments	$50,637	$40,995	$9,642	23.5%	23.5%
Restorative Therapies(a)	25,304	30,776	(5,472)	(17.8%)	(17.8%)
Surgical Solutions(a)	38,340	32,207	6,133	19.0%	19.0%
Total U.S. net sales	114,281	103,978	10,303	9.9%	9.9%
International
Pain Treatments	6,052	5,331	721	13.5%	12.5%
Restorative Therapies(a)	5,170	5,549	(379)	(6.8%)	(7.1%)
Surgical Solutions(a)	3,954	4,201	(247)	(5.9%)	(6.0%)
Total International net sales	15,176	15,081	95	0.6%	0.2%
Total net sales	$129,457	$119,059	$10,398	8.7%	7.3%
(a)Sales from the SonicOne product were reclassified from Restorative Therapies to Surgical Solutions on a prospective and retrospective basis during 2024 as its abilities to remove devitalized or necrotic tissue and fiber deposits more closely aligns with Surgical Solutions' soft tissue management. SonicOne revenue reclassified for the three months ended April 1, 2023 totaled $1,712 and $65 for the U.S. and International reporting segments, respectively.
Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, which recently included the following:
•Revenue growth in Pain Treatments and Surgical Solutions and increased gross margin resulting in a 33.5% increase in Adjusted EBITDA*.
•Continued to enhance liquidity position through increased Adjusted EBITDA*.
•Amended its Credit and Guaranty Agreement in January 2024 with enhanced terms to provide additional covenant flexibility expected through the third quarter of 2025.
•Obtained EU MDR Certification for its Exogen Bone Stimulation System in April 2024.
2024 Financial Guidance:
Based on strong execution and significant momentum across the business, Bioventus is raising financial guidance for full-year 2024. The Company now expects:
•Net sales of $535 million to $550 million—An increase of $15 million from previous guidance
•Adjusted EBITDA* of $94 million to $99 million—An increase of $5 million from previous guidance
•Non-GAAP EPS* of $0.25 to $0.33—An increase of $0.13 from previous guidance
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

*See below under “Use of Non-GAAP Financial Measures” for more details.

About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Restorative Therapies and Surgical Solutions. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
First Quarter 2024 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on May 7, 2024. Those who would like to participate may dial 1-833-636-0497 (domestic and international) and refer to Bioventus Inc.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until May 6, 2025.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; the impact of our recent amendment to our Credit and Guaranty Agreement on our financial condition, operations, and liquidity; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause our actual results to differ materially from those contemplated in this press release include, but are not limited to the risk that if we are unable to meet our current operating projections or secure other sources of liquidity, substantial doubt about our ability to continue as a going concern may arise; the risk that we might not meet certain of our debt covenants under our Credit and Guaranty Agreement and might be required to repay our indebtedness; risks associated with the disposition of our Wound Business and expected impacts on our business; restrictions on operations and other costs associated with our indebtedness; our ability to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; we maintain cash at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation in the future, which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; we may be unable to successfully commercialize newly developed or acquired products or therapies in the United States; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our Exogen system, by the U.S. Food and Drug Administration (FDA) could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of Exogen; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (HA) viscosupplements, or future products we may seek to commercialize; pricing pressure and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products, potential supply chain disruptions, and the increased cost of parts and components used to manufacture our products due to inflation; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to or disclosure of information, cyberattacks, or other incidents or the perception that confidential information in our or our vendors' or service providers' possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our debt and future capital needs; the risk that new material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in timely manner; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; legislative or regulatory reforms; our business may continue to experience adverse impacts as a result of the COVID-19 pandemic or similar epidemics; risks related to intellectual property matters; and the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in Bioventus' other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of March 30, 2024 and December 31, 2023
(Amounts in thousands, except share amounts) (unaudited)

	March 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$25,173	$36,964
Accounts receivable, net	125,541	122,789
Inventory	97,005	91,333
Prepaid and other current assets	18,184	16,913
Total current assets	265,903	267,999
Property and equipment, net	34,532	36,605
Goodwill	7,462	7,462
Intangible assets, net	470,668	482,350
Operating lease assets	12,462	13,353
Investment and other assets	3,211	3,141
Total assets	$794,238	$810,910
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,099	$23,038
Accrued liabilities	113,605	119,795
Current portion of long-term debt	35,811	27,848
Other current liabilities	4,806	4,816
Total current liabilities	173,321	175,497
Long-term debt, less current portion	355,430	366,998
Deferred income taxes	1,294	1,213
Contingent consideration	18,445	18,150
Other long-term liabilities	28,316	27,934
Total liabilities	576,806	589,792
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of March 30, 2024 and December 31, 2023, 63,672,170 and 63,267,436 shares issued and outstanding as of March 30, 2024 and December 31, 2023, respectively	64	63
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of March 30, 2024 and December 31, 2023	16	16
Additional paid-in capital	496,977	494,254
Accumulated deficit	(326,106)	(321,536)
Accumulated other comprehensive income	325	794
Total stockholders’ equity attributable to Bioventus Inc.	171,276	173,591
Noncontrolling interest	46,156	47,527
Total stockholders’ equity	217,432	221,118
Total liabilities and stockholders’ equity	$794,238	$810,910

BIOVENTUS INC.
Consolidated statements of operations and comprehensive loss
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Net sales	$129,457	$119,059
Cost of sales (including depreciation and amortization of $10,025 and $14,339, respectively)	41,077	45,140
Gross profit	88,380	73,919
Selling, general and administrative expense	78,406	80,858
Research and development expense	2,597	3,771
Restructuring costs	—	317
Change in fair value of contingent consideration	295	287
Depreciation and amortization	1,755	2,129
Impairments of assets	—	78,615
Operating income (loss)	5,327	(92,058)
Interest expense, net	10,339	9,694
Other expense (income)	63	(1,588)
Other expense	10,402	8,106
Loss before income taxes	(5,075)	(100,164)
Income tax expense (benefit), net	907	(146)
Net loss from continuing operations	(5,982)	(100,018)
Loss from discontinued operations, net of tax	—	(74,429)
Net loss	(5,982)	(174,447)
Loss attributable to noncontrolling interest - continuing operations	1,412	20,360
Loss attributable to noncontrolling interest - discontinued operations	—	14,937
Net loss attributable to Bioventus Inc.	$(4,570)	$(139,150)

Loss per share of Class A common stock from continuing operations, basic and diluted:	$(0.07)	$(1.28)
Loss per share of Class A common stock from discontinued operations, basic and diluted:	—	(0.96)
Loss per share of Class A common stock, basic and diluted	$(0.07)	$(2.24)
Weighted-average shares of Class A common stock outstanding:
Basic and diluted	63,380,187	62,124,752

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Operating activities:
Net loss	$(5,982)	$(174,447)
Less: Loss from discontinued operations, net of tax	—	(74,429)
Loss from continuing operations	(5,982)	(100,018)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	11,785	16,473
Equity-based compensation	2,591	1,846
Change in fair value of contingent consideration	295	287
Impairment of assets	—	78,615
Deferred income taxes	81	(2,664)
Unrealized loss on foreign currency	377	747
Other, net	(395)	1,303
Changes in working capital	(14,757)	8,070
Net cash from operating activities - continuing operations	(6,005)	4,659
Net cash from operating activities - discontinued operations	—	(2,169)
Net cash from operating activities	(6,005)	2,490
Investing activities:
Purchase of property and equipment	(291)	(3,560)
Investments and acquisition of distribution rights	(709)	—
Net cash from investing activities - continuing operations	(1,000)	(3,560)
Net cash from investing activities - discontinued operations	—	(11,506)
Net cash from investing activities	(1,000)	(15,066)
Financing activities:
Proceeds from issuance of Class A common stock	177	84
Borrowing on revolver	—	49,000
Payment on revolver	—	(20,000)
Debt refinancing costs	(1,180)	(1,668)
Payments on long-term debt	(3,056)	—
Other, net	(183)	(36)
Net cash from financing activities	(4,242)	27,380
Effect of exchange rate changes on cash	(544)	461
Net change in cash, cash equivalents and restricted cash	(11,791)	15,265
Cash, cash equivalents and restricted cash at the beginning of the period	36,964	31,837
Cash, cash equivalents and restricted cash at the end of the period	$25,173	$47,102

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting, because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net loss from continuing operations before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, equity compensation expense, financial restructuring costs and other items. See the table below for a reconciliation of net loss from continuing operations to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, financial restructuring costs and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
*See below under “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income from continuing operations as Net Income from continuing operations, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss from continuing operations to Non-GAAP Net Income from continuing operations.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, financial restructuring costs, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
In the first quarter of 2024, we included certain shareholder litigation costs as a new item within our calculation of certain Non-GAAP financial measures as set forth above since it was the first period in which costs related to this type of litigation were material to our business. Costs related to this shareholder litigation are unrelated to our ongoing operations and were nominal in prior periods.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast for Discontinued Operations
On February 27, 2023, the Company ceased to control CartiHeal for accounting purposes, and therefore, deconsolidated CartiHeal effective February 27, 2023. CartiHeal was part of the Company’s International reporting segment. The Company treated the deconsolidation of CartiHeal as a discontinued operation. Refer to Note 14. Discontinued operations in the Company's Form 10-Q for the period ended March 30, 2024, filed on May 7, 2024, for further details regarding the deconsolidation of CartiHeal.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisitions related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net (Loss) Income from Continuing Operations to Adjusted EBITDA (unaudited)

	Three Months Ended		Twelve Months Ended
($, thousands)	March 30, 2024	April 1, 2023	December 31, 2023
Net loss from continuing operations	$(5,982)	$(100,018)	$(121,196)
Interest expense, net	10,339	9,694	40,676
Income tax expense (benefit), net	907	(146)	85
Depreciation and amortization(a)	11,785	16,473	57,365
Acquisition and related costs(b)	211	1,175	5,694
Shareholder litigation costs(c)	1,168	—	—
Restructuring and succession charges(d)	53	317	2,331
Equity compensation(e)	2,591	1,846	2,722
Financial restructuring costs(f)	352	5,330	7,291
Impairment of assets(g)	—	78,615	78,615
Loss on disposal of a business(h)	—	—	1,539
Other items(i)	1,199	3,665	13,740
Adjusted EBITDA	$22,623	$16,951	$88,862
(a)Includes for the three months ended March 30, 2024 and April 1, 2023, respectively, depreciation and amortization of $10,025 and $14,339 in cost of sales and $1,760 and $2,134 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
The year ended December 31, 2023 includes depreciation and amortization of $48,503 in cost of sales and $8,862 in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, loss on disposal of fixed assets related to acquired businesses and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and consolidate certain facilities.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans.
The year ended December 31, 2023 includes the reversal of equity compensation expenses totaling $3,803 related to the transition of our executive leadership.
(f)Financial restructuring costs include advisory fees and debt amendment related costs.
(g)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business.
(h)Represents the loss on disposal of the Wound Business.
(i)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures and a transformative project to redesign systems and information processing.
*See below under “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended March 30, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss Continuing Operations	EPS from Continuing Operations(j)
Reported GAAP measure	$88,380	$80,456	$2,597	$5,327	$(5,982)	$(0.07)
Reported GAAP margin	68.3%			4.1%
Depreciation and amortization(b)	10,025	1,755	5	11,785	11,785	0.15
Acquisition and related costs(c)	—	211	—	211	211	—
Shareholder litigation costs(d)	—	1,168	—	1,168	1,168	0.01
Restructuring and succession charges(e)	—	53	—	53	53	—
Financial restructuring costs(g)	—	352	—	352	352	0.01
Other items(h)	—	1,113	86	1,199	1,199	0.02
Tax effect of adjusting items(i)	—	—	—	—	(3,706)	(0.05)
Non-GAAP measure	$98,405	$75,804	$2,506	$20,095	$5,080	$0.07
Non-GAAP margin	76.0%			15.5%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income Continuing Operations	Adjusted EPS Continuing Operations

Three Months Ended April 1, 2023	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss Continuing Operations	EPS from Continuing Operations(j)
Reported GAAP measure	$73,919	$162,206	$3,771	$(92,058)	$(100,018)	$(1.28)
Reported GAAP margin	62.1%			(77.3%)
Depreciation and amortization(b)	14,339	2,129	5	16,473	16,473	0.21
Acquisition and related costs(c)	—	1,175	—	1,175	1,175	0.02
Restructuring and succession charges(e)	—	317	—	317	317	—
Impairment of assets(f)	—	78,615	—	78,615	78,615	1.01
Financial restructuring costs(g)	—	5,330	—	5,330	5,330	0.07
Other items(h)	—	2,785	880	3,665	3,665	0.05
Tax effect of adjusting items(i)	—	—	—	—	(22,044)	(0.34)
Non-GAAP measure	$88,258	$71,855	$2,886	$13,517	$(16,487)	$(0.26)
Non-GAAP margin	74.1%			11.4%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Loss Continuing Operations	Adjusted EPS Continuing Operations
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended March 30, 2024 and April 1, 2023, respectively, depreciation and amortization of $10,025 and $14,339 in cost of sales and $1,760 and $2,134 in operating expenses presented in the consolidated statements of operations and comprehensive loss.
(c)Includes acquisition and integration costs related to completed acquisitions, amortization of inventory step-up associated with acquired entities, loss on disposal of fixed assets related to acquired businesses, and changes in fair value of contingent consideration.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Costs incurred were the result of adopting restructuring plans to reduce headcount, reorganize management structure, and consolidate certain facilities.
(f)Represents a non-cash impairment charge for intangible assets attributable to our Wound Business due to our decision to divest the business.
(g)Financial restructuring costs include advisory fees and debt amendment related costs.
(h)Other items primarily includes charges associated with strategic transactions, such as potential acquisitions or divestitures and a transformative project to redesign systems and information processing.
*See below under “Use of Non-GAAP Financial Measures” for more details.

(i)Calculated by applying a rate of 25.1% to those adjustments for the three months ended March 30, 2024. Includes $15.3 million calculated by applying calculated by applying a rate of 25.1% to those adjustments for the three months ended April 1, 2023.
(j)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 19.9% and 20.2%, respectively, for the three and three months ended March 30, 2024 and April 1, 2023.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See below under “Use of Non-GAAP Financial Measures” for more details.